CYBER MERCHANTS EXCHANGE, INC. d.b.a. C-ME.com
                            SHARE PURCHASE AGREEMENT

[To purchase any of the shares of Common Stock of C-ME.com, you must be a resident of one of the following states: California Illinois, New Jersey or New York. Citizens of other countries are eligible to purchase shares. In addition, residents of the State of California will also have to meet certain eligibility requirements as set forth in the California Addendum, attached hereto as Exhibit A.]

To:      Cyber Merchants Exchange, Inc. d.b.a. C-ME.com
         320 S. Garfield Ave, Suite 318
         Alhambra, California 91801 USA
         Phone (626) 588-3660               Fax (626) 588-3655

1. I have received and had an opportunity to read the Prospectus by which the shares are offered. I represent that I am purchasing the shares for investment.


Signature: ___________________________      Date: ___________________


2.   Number of shares of Common Stock subscribed for:

     Total dollar amount subscribed for (# of shares times $8.00): $____________

Mail Instructions: A check for the total amount should be attached hereto, made payable to:

                  IMPERIAL TRUST COMPANY
                  F/B/O: C-ME.com/06902-00
                  201 N. Figueroa, Suite 610
                  Los Angeles, CA 90012
                  Attention: Karyn Salman; or

Wire Instructions: Payment by wire should be made:

                  IMPERIAL BANK
                  Inglewood, California
                  ABA No. 122201444
                  For Credit to Imperial Trust Company
                  Settlement Account No. 09-042-326
                  (Further Credit to Acct. #06902-00)

3.   Register the shares in the following name(s) and amount(s):

     Name(s): _______________________         Number of shares:  _______________
     as (check one):

            Individual _____          Joint Tenants ____           Trust _____
            Tenants in Common _____   Corporation _____            Other _____

For the person(s) who will be registered shareowner(s):

Mailing Address: _______________________________________________________

City, State & Zip Code: __________________________________________________

Telephone Number: Business (    ) _______________ Home: (    ) ________________

Social Security or Taxpayer ID Number: ____________________________________

     (Please attach any special mailing instructions other than shown above)


            NO SHARE PURCHASE AGREEMENT IS EFFECTIVE UNTIL ACCEPTANCE

(You will be mailed a signed copy of this agreement to retain for your records.)

4.   Subscription accepted by Cyber Merchants Exchange, Inc. d.b.a. C-ME.com:


________________________________________              ________________________
        Frank S. Yuan, President                                 Date

Exhibit A


                 CYBER MERCHANTS EXCHANGE, INC. d.b.a. C-ME.com

                 CALIFORNIA ADDENDUM TO SHARE PURCHASE AGREEMENT
                                       FOR
                        INVESTORS RESIDENT IN CALIFORNIA
                             PURCHASING OVER $2,500

                                   $20,000,000
                                  COMMON STOCK
               2,500,000 Shares of Common Stock at $8.00 per share


Purchase in excess of $2,500

For investors residing in the State of California, if the aggregate purchase price of all shares purchased by the undersigned during the 12 months preceding the proposed sale, including the proposed sale, is in excess of $2,500, he/she hereby warrants that:

     1) He/she with his/her spouse has a minimum net worth* of at least $250,000 and had a minimum gross income of $65,000 during the last tax year and will have (based on a good faith estimate) minimum gross income of $65,000 during the current tax year; or

     2)  He/she with his/her spouse has a minimum net worth* of $500,000; AND

     3) In either case the aggregate purchase price of all such shares referenced above does not exceed 10% of his/her net worth.*


________________________            ____________________________________________
Date of Signing                     Signature of the Subscriber

                                    ____________________________________________
                                    Please Print the Subscriber's Name



--------------------------------------------------------------------------------
*Net worth for purposes of this Questionnaire excludes all equity and interests in the investor's personal residence, automobiles and furnishings.